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                                                                      EXHIBIT 11

                     COMPUTER NETWORK TECHNOLOGY CORPORATION
   Statement Re: Computation of Net Income (Loss) Per Basic and Diluted shares
                      (in thousands, except per share data)
                                   (Unaudited)


                                             Net            Weighted
                                            Income       Average Shares       Per share
                                            (Loss)        Outstanding           Amount
                                           --------      ---------------      ---------

   Three Months Ended October 31,
    2002:
     Basic                             $      (864)          26,896           $    (.03)
     Dilutive effect of employee
     awards and options(1)                       -                -                  -
   --------------------------------------------------------------------------------------
     Diluted                           $      (864)          26,896           $    (.03)
   ======================================================================================

   Three Months Ended October 31,
    2001:
     Basic                             $      2,398          29,923           $     .08
     Dilutive effect of employee
     awards and options(1)                       -            1,272                  -
   --------------------------------------------------------------------------------------
     Diluted                           $      2,398          31,195           $     .08
   ======================================================================================

   Nine Months Ended October 31,
    2002:
     Basic                             $   (16,735)          28,574           $    (.59)
     Dilutive effect of employee
     awards and options(1)                       -                -                  -
   --------------------------------------------------------------------------------------
     Diluted                           $   (16,735)          28,574           $    (.59)
   ======================================================================================

   Nine Months Ended October 31,
    2001:
     Basic                             $    (4,978)          29,806           $    (.17)
     Dilutive effect of employee
     awards and options(1)                       -                -                  -
   --------------------------------------------------------------------------------------
     Diluted                           $    (4,978)          29,806           $    (.17)
   ======================================================================================




(1) Potential dilutive securities, consisting of convertible notes, outstanding stock options and shares issuable under the employee stock purchase plan, are excluded from the computation of diluted net loss per share due to their anti-dilutive effect.